Exhibit 99.1

   Joint Filer Information

Name of Joint Filer:    EG Sponsor LLC
Address of Joint Filer:    375 Park Avenue, 24th Floor
      New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner
Issuer Name and Ticker or Trading Symbol: flyExclusive, Inc. [FLYX]
Date of Event Requiring Statement:  12/27/2023
(Month/Day/Year):

Name of Joint Filer:    EnTrust Global Management GP
Address of Joint Filer:    LLC 375 Park Avenue, 24th
      Floor, New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner
Issuer Name and Ticker or Trading Symbol: flyExclusive, Inc. [FLYX]
Date of Event Requiring Statement:  12/27/2023
(Month/Day/Year):

Name of Joint Filer:    GH Onshore GP LLC
Address of Joint Filer:    375 Park Avenue, 24th Floor,
      New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner
Title:
Issuer Name and Ticker or Trading Symbol: flyExclusive, Inc. [FLYX]
(Month/Day/Year):           12/27/2023

Name of Joint Filer:    Gregg S. Hymowitz
Address of Joint Filer:    375 Park Avenue, 24th Floor,
      New York, NY 10152
Relationship of Joint Filer to Issuer:  10% Owner; Director

Title:
Issuer Name and Ticker or Trading Symbol: flyExclusive, Inc. [FLYX]
(Month/Day/Year):           12/27/2023